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                                                                        EX 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated November 1, 1996, accompanying the financial statements of Buckhead Community Bancorp, Inc. contained in the Registration Statement (Form S-1) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                    PORTER KEADLE MOORE, LLP

                                                    [SIGNATURE OF PORTER KEADLE
                                                     MOORE, LLP APPEARS HERE]

Atlanta, Georgia
November 20,1996